Calculation of Filing Fee Tables
S-8
GoodRx Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock; $0.0001 par value per share	Other	31,525,813	$ 2.35	$ 74,085,660.55	0.0001381	$ 10,231.23
Total Offering Amounts:						$ 74,085,660.55		$ 10,231.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,231.23
Offering Note
[1]	(1) Amount to be Registered - In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The amount registered consists of 31,525,813 shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), of GoodRx Holdings, Inc. (the "Registrant") that are issuable under the Registrant's 2020 Incentive Award Plan, as amended and the Registrant's 2020 Employee Stock Purchase Plan, as amended. (2) Proposed Maximum Offering Price per Unit - Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A common stock as reported on The Nasdaq Stock Market LLC on February 23, 2026. (3) Total Fee Offsets - The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A